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                                                                    EXHIBIT 10.7

                               FOURTH AMENDMENT TO
                         EXECUTIVE EMPLOYMENT AGREEMENT


     This Fourth Amendment to Executive Employment Agreement is entered into as of this 10th day of November, 2003 by and between Calton, Inc. (the "Employer" or the "Company"), a New Jersey corporation with offices located at 43 W. Front Street, Red Bank, New Jersey 07701, and Anthony J. Caldarone (the "Executive"), an individual residing at 162 Anchor Drive, Vero Beach, Florida 32963.

     WHREAS, the Employer and Executive have entered into an Executive Employment Agreement dated as of November 21, 1995, and amended on April 14, 1999, October 17, 2001 and October 30, 2002 (the "Employment Agreement");

     WHEREAS, the term of the Employment Agreement expires on November 30, 2003.

     WHEREAS, the Employer and Executive wish to extend the term of the Employment Agreement to December 31, 2005;

     WHEREAS, in January 2002, the Executive agreed that his Base Compensation would be $100,000 per annum;

     WHEREAS, in February 2003, Executive agreed that (i) effective March 1, 2003, the amount of severance compensation payable to him under the Employment Agreement would be reduced by the amount of salary thereafter paid to him as Chairman and Chief Executive Officer of the Company and (ii) said severance compensation payments shall end on December 31, 2005.

     WHEREAS, the Employer and Executive wish to amend the Employment Agreement to confirm the salary and severance arrangements described above;

     NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. EXTENSION OF TERM. Section1.1 of the Employment Agreement is hereby amended to read in its entirety as follows:

          1.1 TERM. The term of this Agreement shall commence on November 21, 1995 and end on December 31, 2005 (the "Term").

2. SALARY ADJUSTMENT. The first sentence of Section 2.1 of the Employment Agreement is hereby amended to read in its entirety as follows:

          "During the period of the Executive's employment hereunder, the Executive shall receive a salary of One Hundred Thousand ($100,000) Dollars per annum paid in accordance with the Employer's normal payroll procedures (the "Base Compensation").

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3.   SEVERANCE COMPENSATION. Section 3.7 of the Agreement is hereby amended by adding the following language to the end of clause (a) thereof:

          "; provided, however, effective March 1, 2003, the amount of severance compensation payable to Executive shall be reduced by the amount of salary thereafter paid to Executive."

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first written above.

WITNESS:



-----------------------------                -----------------------------------
                                             Anthony J. Caldarone




ATTEST:                                      CALTON, INC.



                                          By:
-----------------------------                -----------------------------------
Mary Magee, Secretary                        John G. Yates, President